EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3), and related Prospectus of Commtouch Software Ltd. for the registration of 11,345,358 of its ordinary shares and to the incorporation by reference therein of our report dated July 15, 2003, with respect to the consolidated financial statements and schedule of Commtouch
Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.








       Tel-Aviv, Israel                           KOST, FORER and GABBAY
       January 5, 2004                       A member of Ernst & Young Global